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                                                               EXHIBIT (11)(C)

                        INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Post-Effective Amendment No. 55 to the Registration Statement (1933 Act File No. 33-572) of Eaton Vance Municipals Trust on behalf of EV Traditional California Municipals Fund (the "Fund"), of our report dated November 4, 1994, on our audit of the financial statements and financial highlights of the Fund and of our report dated November 4, 1994 on our audit of the financial statements and supplementary data of California Tax Free Portfolio which reports are included in the Annual Report to Shareholders for the year ended September 30, 1994 which is incorporated by reference in the Statement of Additional Information.

    We also consent to the reference to our Firm under the heading "The Fund's Financial Highlights" in the Prospectus and under the caption "Independent Certified Public Accountants" in the Statement of Additional Information of the Registration Statement.

                                                         DELOITTE & TOUCHE LLP

September 14, 1995
Boston, Massachusetts